Exhibit 10.9

GOLOBAL CREDIT DEPT.

PROCESSED

A/C #: 207-09019

DATE: 8/2/05

MASTER REPURCHASE AGREEMENT

BETWEEN

BEAR STEARNS MORTGAGE CAPITAL CORPORATION

AND

TABERNA REALTY HOLDINGS TRUST

Dated as of May 31, 2005

Table of Contents

Document	Item No.
Master Repurchase Agreement, dated May 31, 2005, between Bear Stearns Mortgage Capital Corporation and Taberna Realty Holdings Trust	1

Custody Agreement, dated May 31, 2005, between Bear Stearns Mortgage Capital Corporation and Taberna Realty Holdings Trust	2

Opinion of Clifford Chance US LLP as to corporate matters, dated May 31, 2005	3

Opinion of Clifford Chance US LLP as to UCC matters, dated May 31, 2005	4

EXECUTION COPY

MASTER REPURCHASE AGREEMENT

Dated as of May 31, 2005

Between:

BEAR STEARNS MORTGAGE CAPITAL CORPORATION

and

TABERNA REALTY HOLDINGS TRUST

1.	Applicability

From time to time the parties hereto may enter into transactions in which Taberna Realty Holdings Trust (“Seller”) agrees to transfer to Bear Stearns Mortgage Capital Corporation (“Buyer”) Mortgage Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and shall be governed by this Agreement, as the same shall be amended from time to time.

2.	Definitions

(a) “Act of Insolvency”, with respect to either Buyer or Seller, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property, or (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by a party of a general assignment for the benefit of creditors, or (iv) the admission in writing by a party of such party’s inability to pay such party’s debts as they become due;

(b) “Additional Purchased Mortgage Loans”, Mortgage Loans provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

(c) “Bank of America Mortgage Loans”, the Mortgage Loans sold to Buyer or its affiliates pursuant to the Bank of America Purchase Agreement;

(d) “Bank of America Purchase Agreement”, the Amended and Restated Flow Mortgage Loan Sale and Servicing Agreement, dated as of April 1, 2005, by and between Bank of America, National Association and EMC Mortgage Corporation;

(e) “Business Day”, any day other than a Saturday, Sunday and any day on which banks located in the State of New York are authorized or required to close for business;

(f) “Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of a percentage, agreed to by Buyer and Seller prior to entering into the Transaction and specified in the related Request/Confirmation, to the Repurchase Price for such Transaction as of such date;

(g) “Countrywide Mortgage Loans”, the Mortgage Loans sold to Buyer or its affiliates pursuant to the Countrywide Purchase Agreement;

(h) “Countrywide Purchase Agreement”, the Seller’s Warranties and Servicing Agreement, dated as of September 1, 2002, by and between EMC Mortgage Corporation and Countrywide Home Loans, Inc.;

(i) “Custodian”, the custodian named in the Custodial Agreement and any permitted successor thereto;

(j) “Custodial Agreement”, the Custodial Agreement among Buyer, Seller and the Custodian providing for the custody of records relating to the Purchased Mortgage Loans;

(k) “FNMA”, the Federal National Mortgage Association;

(l) “FICO Score”, the credit risk scoring model assessing likelihood of default developed by Fair, Isaac & Co., and used by major credit bureaus such Equifax, Experion and Trans Union;

(m) “Freddie Mac”, the entity formerly known as the Federal Home Loan Mortgage Corporation or any successor thereto.

(n) “Income”, with respect to any Mortgage Loan at any time, any principal thereof and all interest and other distributions thereon or proceeds thereof;

(o) “Loan Schedule”, a schedule of Mortgage Loans identifying each Mortgage Loan: (1) in the case of all Mortgage Loans, by Seller’s loan number, Mortgagor’s name and address (including the state and zip code) of the mortgaged property, whether such Mortgage Loan bears a fixed or adjustable interest rate, the loan-to-value ratio, the outstanding principal amount as of a specified date, the initial interest rate borne by such Mortgage Loan, the original principal balance thereof, the current scheduled monthly payment of principal and interest, the maturity of the related Note, the property type, the occupancy status, the appraised value, the original term to maturity and whether or not the Mortgage Loan (including the related Note) has been modified; and (2) in the case of adjustable rate Mortgage Loans, the interest rate borne by such Mortgage Loan on the Purchase Date, the index and applicable determination date for each adjustment period, the gross margin, the payment adjustment period (in months), months to next payment adjustment, periodic payment adjustment cap, lifetime payment adjustment cap, lifetime payment cap, interest rate adjustment, periodic interest adjustment cap and lifetime interest rate adjustment cap;

(p) “Margin Deficit”, the meaning specified in Paragraph 4(a) hereof;

(q) “Market Value”, with respect to any Mortgage Loans as of any date, the fair market value of such Mortgage Loans on such date as determined by Buyer in its reasonable business judgment from time to time and at such times as it may elect in its sole discretion; provided, however, that a Market Value of zero shall be assigned to (i) any Mortgage Loan that has been delinquent for at least sixty (60) days, (ii) any Mortgage Loan that has been subject to this Agreement for more than one hundred and eighty (180) days in aggregate or (iii) any Mortgage Loan with respect to which there is a breach of a representation or warranty made by Seller in this Agreement or the Custodial Agreement that materially and adversely affects Buyer’s interests hereunder;

(r) “Mortgage”, the mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple interest in real property securing a Note;

(s) “Mortgage Loan”, a first lien mortgage, adjustable rate loan on one-to-four family residential property consisting of a Note secured by a Mortgage, and with respect to the initial Purchase Date, shall refer collectively to the Bank of America Mortgage Loans and the Countrywide Mortgage Loans;

(t) “Mortgaged Property”, The Mortgagor’s real property securing repayment of a related Mortgage Note, consisting of a fee simple interest in a single parcel of real property improved by a residential dwelling.

(u) “Mortgagor”, the obligor on a Note;

(v) “Note”, the Note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan;

(w) “Price Differential”, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(x) “Pricing Rate”, the per annum percentage rate for determination of the Price Differential, which rate shall be specified in the related Request/Confirmation;

(y) “Prime Rate”, the prime rate of U.S. money center commercial banks as published in The Wall Street Journal;

(z) “Purchase Date”, the date with respect to each Transaction on which Purchased Mortgage Loans are sold by Seller to Buyer hereunder;

(aa) “Purchase Price”, (i) on the Purchase Date, the price at which Purchased Mortgage Loans are sold by Seller to Buyer hereunder, and (ii) thereafter, such price decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof;

(bb) “Purchased Mortgage Loans”, the Mortgage Loans sold by Seller to Buyer in a Transaction hereunder, and any Mortgage Loans substituted therefor in accordance with Paragraph 9 hereof. The term “Purchased Mortgage Loans” with respect to any Transaction at any time also shall include Additional Purchased Mortgage Loans delivered pursuant to Paragraph 4(a);

(cc) “Replacement Mortgage Loans”, the meaning specified in Paragraph 11(e)(ii) hereof;

(dd) “Repurchase Date”, the date on which Seller is to repurchase the Purchased Mortgage Loans from Buyer, including any date determined by application of the provisions of Paragraphs 3(e) or 11 hereof;

(ee) “Repurchase Price”, the price at which Purchased Mortgage Loans are to be resold by Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination, increased by any amount determined by the application of the provisions of Paragraph 11 hereof;

(ff) “Request/Confirmation”, the request and confirmation substantially in the form of Exhibit A hereto delivered pursuant to Paragraph 3 hereof.

3.	Initiation; Request/Confirmation; Termination; Transactions Optional

(a) Any agreement to enter into a Transaction shall be made in writing at the initiation of Seller. In the event that Seller desires to enter into a Transaction hereunder, Seller shall deliver to Buyer prior to 5:00 p.m., New York City time, on the Business Day prior to the proposed Purchase Date, a Request/Confirmation complete in every respect except for the signature of an authorized representative of Buyer. Buyer shall, upon its receipt and approval thereof, promptly execute and return the signed Request/Confirmation to Seller.

(b) The Request/Confirmation shall describe the Purchased Mortgage Loans in a manner satisfactory to Buyer (which may be by attaching a Loan Schedule thereto), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction mutually agreeable to Buyer and Seller.

(c) Each Request/Confirmation shall be binding upon the parties hereto unless written notice of objection is given by the objecting party to the other party within one (1) Business Day after Buyer has delivered the completed Request/Confirmation to Seller.

(d) In the event of any conflict between the terms of a Request/Confirmation and this Agreement, such Request/Confirmation shall prevail.

(e) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the Business Day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by resale by Buyer to Seller or its agent of the Purchased Mortgage Loans and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller hereunder) against the transfer of the Repurchase Price to an account of Buyer.

(f) The adjustment mechanism and the index for any adjustable rate Mortgage Loan must be satisfactory to Buyer in its sole discretion.

(g) Notwithstanding any provision of this Agreement or the Custodial Agreement to the contrary, the initiation of each Transaction is subject to the approval of Buyer in its sole discretion. Buyer may, in its sole discretion, reject any Mortgage Loan from inclusion in a Transaction hereunder for any reason.

4.	Margin Maintenance

(a) If at any time the aggregate Market Value of all Purchased Mortgage Loans subject to all Transactions hereunder is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Buyer’s option, to transfer to Buyer cash or additional Mortgage Loans reasonably acceptable to Buyer (“Additional Purchased Mortgage Loans”), so that the cash and aggregate Market Value of the Purchased Mortgage Loans, including any such Additional Purchased Mortgage Loans, will thereupon equal or exceed such aggregate Buyer’s Margin Amount.

(b) If the notice to be given by Buyer to Seller under subparagraph (a) above is given at or prior to 10:00 a.m. New York city time on a Business Day, Seller shall transfer cash or Additional Purchased Mortgage Loans to Buyer prior to the close of business in New York City on the date of such notice, and if such notice is given after 10:00 a.m. New York City time, Seller shall transfer cash or Additional Purchased Mortgage Loans prior to the close of business in New York City on the Business Day following the date of such notice.

(c) Any cash transferred pursuant to this Paragraph shall be held by Buyer as though it were Additional Purchased Mortgage Loans and, unless Buyer shall otherwise consent, shall not reduce the Repurchase Price of the related Transaction.

5.	Income Payments

Where a particular Transaction’s term extends over an Income payment date on the Mortgage Loans subject to that Transaction, all payments and distributions, whether in cash or in kind, made on or with respect to the Purchased Mortgage Loans shall, unless otherwise mutually agreed by Buyer and Seller and so long as an Event of Default on the part of Seller shall not have occurred and be continuing, be paid directly to Seller or its designee by the related Mortgagor. Buyer shall not be obligated to take any action pursuant to the preceding sentence to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer, at Buyer’s option, cash or Additional Purchased Mortgage Loans sufficient to eliminate such Margin Deficit.

6.	Security Interest

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Mortgage Loans with respect to all Transactions hereunder and all proceeds thereof. Seller shall pay all fees and expenses associated with perfecting such security interest including, without limitation, the cost of filing financing statements under the Uniform Commercial Code and recording assignments of mortgage as and when required by Buyer in its sole discretion.

7.	Payment and Transfer

Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Mortgage Loans transferred by one party hereto to the other party shall be transferred in accordance with and subject to the Custodial Agreement by notice to the Custodian to the effect that the Custodian is now holding for the benefit of the transferee the related documents and assignment forms delivered to it under the Custodial Agreement.

8.	Segregation of Documents Relating to Purchased Mortgage Loans

All documents relating to Purchased Mortgage Loans in the possession of Seller shall be segregated from other documents and securities in its possession and shall be identified as being subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Mortgage Loans shall pass to Buyer on the Purchase Date and nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Mortgage Loans or otherwise selling, transferring, pledging or hypothecating the Purchased Mortgage Loans, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Mortgage Loans to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

9.	Substitution

Seller may, subject to agreement with, acceptance by and upon notice to Buyer, substitute Loans substantially similar to the Purchased Loans for any Purchased Loans. If Seller gives notice to the Buyer at or prior to 10:00 a.m. New York City time on a Business Day, Buyer may elect, by the close of business on the Business Day notice is received or by the close of the next Business Day if notice is given after 10:00 a.m. New York City time on such day, not to accept such substitution. In the event such substitution is accepted by Buyer, such substitution shall be made by Seller’s transfer to Buyer of such other Loans and Buyer’s transfer to Seller of such Purchased Loans , and after such substitution, the substituted Loans shall be deemed to be Purchased Loans. In the event Buyer elects not to accept such substitution, Buyer shall offer Seller the right to terminate the Transaction.

In the event Seller exercises its right to substitute or terminate under this Section 9, Seller shall be obligated to pay to Buyer, by the close of the Business Day of such substitution or termination, as the case may be, an amount equal to (A) Buyer’s actual cost (including all fees, expenses and commissions) of (i) entering into replacement transactions; (ii) entering into or terminating hedge transactions; and/or (iii) terminating transactions or substituting securities in like transactions with third parties in connection with or as “a result of such substitution or termination, and (B) to the extent Buyer determines not to enter into replacement transactions, the loss incurred by Buyer directly arising or resulting from such substitution or termination. The foregoing amounts shall be solely determined and calculated by Buyer in good faith.

10.	Representations, Warranties and Covenants

(a) Buyer and Seller each represents and warrants, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, to the other that:

(i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance;

(ii) it will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal);

(iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal);

(iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect; and

(v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected.

(b) Seller represents and warrants to Buyer, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, as follows:

(i) The documents disclosed by Seller to Buyer pursuant to this Agreement are either original documents or genuine and true copies thereof;

(ii) Seller is a separate and independent corporate entity from the Custodian, Seller does not own a controlling interest in the Custodian either directly or through affiliates and no director or officer of Seller is also a director or officer of the Custodian;

(iii) None of the Purchase Price for any Mortgage Loan will be used either directly or indirectly to acquire any security, as that term is defined in Regulation T of the Regulations of the Board of Governors of the Federal Reserve System, and Seller has not

taken any action that might cause any Transaction to violate any regulation of the Federal Reserve Board;

(iv) Each Mortgage Loan was purchased by Seller directly from Buyer or its affiliate;

(v) Seller shall be at the time it transfers to Buyer any Mortgage Loans for any Transaction the legal and beneficial owner of such Mortgage Loans, free of any lien, security interest, option or encumbrance;

(vi) Seller used no selection procedures that identified the Mortgage Loans relating to a Transaction as being less desirable or valuable than other comparable assets in Seller’s portfolio on the related Purchase Date;

(vii) Within thirty (30) days following the issuance of applicable regulations pursuant to the USA Patriot Act of 2001, or any similar federal, state or local anti-money laundering laws and regulations (collectively, the “Anti-Money Laundering Laws”), Seller shall have implemented and shall thereafter maintain a compliance program that meets the requirements of such Anti-Money Laundering Laws; and

(viii) There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving Seller or relating to the transaction contemplated by this Agreement or the Custodial Agreement which, if adversely determined, would have a material adverse effect on Buyer.

(c) Seller makes the representations and warranties set forth in Exhibit B with respect to the Mortgage Loans as of any Purchase Date occurring after the initial Purchase Date. Seller makes the representations and warranties set forth in Exhibit C and Exhibit D with respect to the Mortgage Loans as of the initial Purchase Date.

(d) Seller covenants with Buyer, from and after the date hereof, as follows:

(i) Seller shall immediately notify Buyer if an Event of Default shall have occurred;

(ii) Seller shall deliver to Buyer a current Loan Schedule with respect to all Mortgage Loans subject to this Agreement with such frequency as Buyer may require but in no event less frequently than weekly; and

(iii) No Mortgage Loan shall be subject to this Agreement for more than one hundred and eighty (180) days in aggregate.

(iv) No more than five (5) percent of the Mortgage Loans at any time subject to this Agreement shall have FICO Scores of less than 660.

(v) Seller will not directly or indirectly use any of the proceeds from the sale of the Mortgage Loans, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity that is subject to sanctions under any program administered by the Office of Foreign Assets Control of the United States Department of the Treasury, including without limitation those implemented by regulations codified in Subtitle B, Chapter V, of Title 31, Code of Federal Regulations.

11.	Events of Default; Event of Termination

(a) The following events shall constitute events of default (each an “Event of Default”) hereunder with respect to Buyer or Seller, as applicable:

(i) Seller fails to repurchase or Buyer fails to transfer Purchased Mortgage Loans upon the applicable Repurchase Date pursuant to the terms hereof;

(ii) Seller or Buyer fails to comply with Paragraph 4 hereof;

(iii) An Act of Insolvency occurs with respect to Seller or Buyer or any controlling entity thereof;

(iv) Any representation or warranty made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated; provided, however, that in the case of representations and warranties made with respect to the Purchased Mortgage Loans, such circumstance shall not constitute an Event of Default if, after determining the Market Value of the Purchased Mortgage Loans without taking into account those Purchased Mortgage Loans with respect to which such circumstance has occurred, no other Event of Default shall have occurred and be continuing;

(v) Any covenant shall have been breached in any material respect; provided, however, that in the case of covenants made with respect to the Purchased Mortgage Loans, such circumstance shall not constitute an Event of Default if, after determining the Market Value of the Purchased Mortgage Loans without taking into account the Purchased Mortgage Loans with respect to which such circumstance has occurred, no other Event of Default shall have occurred and be continuing;

(vi) Buyer shall have determined in good faith and on a commercially reasonable basis that Seller is or will be unable to meet its commitments under this Agreement, shall have notified Seller of such determination and Seller shall not have responded with reasonably appropriate information to the contrary to the reasonable satisfaction of Buyer within five (5) Business Days;

(vii) This Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Mortgage Loans purported to be covered hereby;

(viii) A final, non-appealable judgment by any competent court in the United States of America for the payment of money in an amount of at least $100,000 is rendered against Seller, and the same remains undischarged for a period of sixty (60) days during which execution of such judgment is not effectively stayed;

(ix) Any event of default or any event which with notice, the passage of time or both shall constitute an event of default shall occur and be continuing under any repurchase or other financing agreement for borrowed funds or indenture for borrowed funds by which Seller is bound or affected shall occur and be continuing;

(x) In the commercially reasonable judgment of Buyer, a material adverse change shall have occurred with respect to Seller. For purposes of this Agreement, a “material adverse change” shall be defined as a reduction in shareholders equity of twenty five percent or more in a twelve month period;

(xi) Seller shall be in default of any payment obligation with respect to any normal and customary covenants under any debt contract or agreement, any servicing agreement or any lease to which it is a party, in excess of $5,000,000, which default results in a material adverse affect on the financial condition of Seller (which covenants include, but are not limited to, an Act of Insolvency of Seller or the failure of Seller to make required payments under such contract or agreement as they become due);

(xii) Seller shall fail to promptly notify Buyer of (i) the acceleration of any debt obligation or the termination of any credit facility of Seller; (ii) the amount and maturity of any such debt assumed after the date hereof; (iii) any adverse developments with respect to pending or future litigation involving Seller; and (iv) any other developments which might materially and adversely affect the financial condition of Seller; or

(xiii) Seller shall have failed to comply in any material respect with its obligations under the Custodial Agreement.

(b) If an Event of Default shall have occurred and be continuing, then, at the option of the nondefaulting party, exercised by written notice to the defaulting party (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.

(c) In all Transactions in which the defaulting party is Seller, if Buyer is deemed to have exercised the option referred to in subparagragh (b) of this Paragraph, (i) Seller’s obligations hereunder to repurchase all Purchased Mortgage Loans in such Transactions shall thereupon become immediately due and payable, (ii) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of (x) the greater of the Pricing Rate for such Transaction and the Prime Rate to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subparagraph (b) of this Paragraph (decreased as of any day by (A) any amounts retained by Buyer with respect to such Repurchase Price pursuant to clause (iii) of this subparagraph, (B) any proceeds from the sale of Purchased Mortgage Loans pursuant to subparagraph (e)(i) of this Paragraph, and (C) any amounts credited to the account of Seller pursuant to subparagraph (f) of this Paragraph) on a 360 day per year basis for the actual number of days during the period from and including the date of the Event of Default giving rise to such option to but excluding the date of payment of the Repurchase Price as so increased, (iii) all Income paid after such exercise or deemed exercise shall be payable to and retained by Buyer applied to the aggregate unpaid Repurchase Prices owed by Seller, and (iv) Seller shall immediately deliver or cause the Custodian to deliver to Buyer any documents relating to Purchased Mortgage Loans subject to such Transactions then in Seller’s possession.

(d) In all Transactions in which the defaulting party is Buyer, upon tender by Seller of payment of the aggregate Repurchase Prices for all such Transactions, Buyer’s right, title and interest in all Purchased Mortgage Loans subject to such Transactions shall be deemed transferred to Seller, and Buyer shall deliver or cause the Custodian to deliver all documents relating to such Purchased Mortgage Loans to Seller or its designee.

(e) Upon the occurrence of an Event of Default, the nondefaulting party, without prior notice to the defaulting party may:

(i) as to Transactions in which the defaulting party is Seller, (A) immediately sell on a servicing released or servicing retained basis as Buyer deems desirable, in a recognized market at such price or prices as Buyer may in its sole discretion deem satisfactory, any or all Purchased Mortgage Loans subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by Seller hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give Seller credit for such Purchased Mortgage Loans in an amount equal to the Market Value therefor on such date against the aggregate unpaid Repurchase Prices and any other amounts owing by Seller hereunder; and

(ii) as to Transactions in which the defaulting party is Buyer, (A) purchase mortgage loans (“Replacement Mortgage Loans”) having substantially the same outstanding principal amount, maturity and interest rate as any Purchased Mortgage Loans that are not transferred by Buyer to Seller as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Mortgage Loans, to be deemed to have purchased Replacement Mortgage Loans at the price therefor on such date, calculated as the average of the prices obtained from three (3) nationally recognized registered broker/dealers that buy and sell comparable mortgage loans in the secondary market.

(f) As to Transactions in which the defaulting party is Buyer, Buyer shall be liable to Seller (i) with respect to Purchased Mortgage Loans (other than Additional Purchased Mortgage Loans), for any excess of the price paid (or deemed paid) by Seller for Replacement Mortgage Loans therefor over the Repurchase Price for such Purchased Mortgage Loans and (ii) with respect to Additional Purchased Mortgage Loans, for the price paid (or deemed paid) by Seller for the Replacement Mortgage Loans therefor. In addition, Buyer shall be liable to Seller for interest on such remaining liability with respect to each such purchase (or deemed purchase) of Replacement Mortgage Loans from the date of such purchase (or deemed purchase) until paid in full by Buyer. Such interest shall be at a rate equal to the greater of the Pricing Rate for such Transaction or the Prime Rate.

(g) For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by Seller of its option under subparagraph (b) of this Paragraph.

(h) The defaulting party shall be liable to the nondefaulting party for the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a consequence of an Event of Default, together with interest thereon at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate. Expenses incurred in connection with an Event of Default shall include without limitation those costs and expenses incurred by the nondefaulting party as a result of the early termination of any repurchase agreement or reverse repurchase agreement entered into by the nondefaulting party in connection with the Transaction then in default.

(i) The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

(j) At the option of Buyer, exercised by written notice to Seller, the Repurchase Date for any or all Transactions shall be deemed to immediately occur in the event that the senior debt obligations or short-term debt obligations of Bear Stearns & Co. Inc. shall be rated below the four highest generic grades (without regard to any pluses or minuses reflecting gradations within such generic grades) by any nationally recognized statistical rating organization.

(k) The exercise by any party of remedies after the occurrence of an Event of Default shall be conducted in a commercially reasonable manner.

12.	Servicing of the Purchased Mortgage Loans

(a) The parties hereto agree and acknowledge that, notwithstanding the purchase and sale of the Purchased Mortgage Loans contemplated hereby, Seller shall service or cause to be serviced the Purchased Mortgage Loans for the benefit of Buyer and, if Buyer shall exercise its rights to sell the Purchased Mortgage Loans pursuant to this Agreement prior to the related Repurchase Date, Buyer’s assigns; provided, however, that the obligation of Seller to service or cause to be serviced Purchased Mortgage Loans for the benefit of Buyer as aforesaid shall cease upon the payment to Buyer of the Repurchase Price therefor.

(b) Seller shall service (or cause to be serviced) and administer the Purchased Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing which Seller may deem necessary or desirable and consistent with the terms of this Agreement, and shall retain all principal prepayments and Income received by Seller with respect to such Purchased Mortgage Loans pursuant to the terms hereof. Seller, in administering and servicing the Purchased Mortgage Loans, shall employ procedures (including collection procedures) and exercise the same care it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted mortgage loan servicing practices of prudent lending institutions and giving due consideration to Buyer’s reliance on Seller. Seller will provide Buyer with monthly reports, substantially identical in form to FNMA’s standard form of remittance report with respect to all Purchased Mortgage Loans then involved in any Transaction hereunder. Seller may contract with another entity to service the Purchased Mortgage Loans so long as such entity is reasonably acceptable to

Buyer. If Seller causes another entity to service the Purchased Mortgage Loans as aforesaid, Seller shall nonetheless remain liable to Buyer for such servicing as though the Purchased Mortgage Loans were serviced by Seller directly.

(c) Buyer may, in its sole discretion if an Event of Default shall have occurred and be continuing, without payment of any termination fee or any other amount to Seller, (i) sell the Mortgage Loans on a servicing released basis or (ii) terminate Seller as the servicer of the Purchased Mortgage Loans with or without cause.

13.	Single Agreement

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

14.	Notices and Other Communications

Except as otherwise expressly provided herein, all such notices or communications shall be in writing (including, without limitation, telegraphic, facsimile or telex communication) or confirmed in writing and such notices and other communications shall, when mailed, telegraphed, communicated by facsimile transmission or telexed, be effective when received at the address for notices for the party to whom such notice or communications is to be given as follows:

if to Seller:

Taberna Realty Holdings Trust

1818 Market Street

Philadelphia, Pennsylvania 19103

Attention: Jack Salmon

Telephone: (815)861-7882

Telecopy: (815) 861-7878

if to Buyer:

Bear Stearns Mortgage Capital Corporation

383 Madison Avenue

New York, New York 10179

Attention: Eileen Albus

Telephone: (212) 272-7502

Telecopy: (212) 272-2053

Notwithstanding the foregoing, however, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation of such transmission, and provided further, however, that all financial statements delivered shall be hand-delivered or sent by first-class mail. Either party may revise any information relating to it by notice in writing to the other party, which notice shall be effective on the third business day following receipt thereof.

15.	Payment of Expenses

Seller shall pay on demand all fees and expenses (including, without limitation, the fees and expenses for legal services of any kind whatsoever) incurred by Buyer or the Custodian in connection with this Agreement and the Custodial Agreement and the transactions contemplated hereby and thereby, whether or not any Transactions are entered into hereunder, including, by way of illustration and not by way of limitation, the fees and expenses incurred in connection with (i) the preparation, reproduction and distribution of this Agreement and the Custodial Agreement and any opinions of counsel, certificates of officers or other documents contemplated by the aforementioned agreements and (ii) any Transaction under this Agreement; provided, however, that Seller shall not be required to pay the fees and expenses of Buyer incurred as a result of Buyer’s default under this Agreement. The obligation of Seller to pay such fees and expenses incurred prior to or in connection with the termination of this Agreement shall survive the termination of this Agreement.

16.	Opinions of Counsel

Seller shall, no later than ten (10) Business Days after the Purchase Date of the first Transaction hereunder and, upon the request of Buyer, on the Purchase Date of any subsequent Transaction, cause to be delivered to Buyer, with reliance thereon permitted as to any person or entity that purchases the Mortgage Loans from Buyer in a repurchase transaction, a favorable opinion of counsel with respect to the matters set forth in Exhibit E hereto, in form and substance acceptable to Buyer and its counsel.

17.	Further Assurances; Additional Information

(a) Seller shall promptly provide such further assurances or agreements as Buyer may request in order to effect the purposes of this Agreement.

(b) At any reasonable time, Seller shall permit Buyer, its agents or attorneys, to inspect and copy any and all documents and data in its possession pertaining to each Purchased Mortgage Loan that is the subject of such Transaction. Such inspection shall occur upon the request of Buyer at a mutually agreeable location during regular business hours and on a date not more than two (2) Business Days after the date of such request.

(c) Seller agrees to provide Buyer or its agents, from time to time, with such information concerning Seller of a financial or operational nature as Buyer may reasonably request.

(d) Seller shall provide Buyer or its agents, with copies of all filings made by or on behalf of Seller or any entity that controls Seller, with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, promptly upon making such filings.

18.	Buyer as Attorney-in-Fact

Buyer is hereby appointed the attorney-in-fact of Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Buyer shall have the right and power during the occurrence and continuation of any Event of Default to receive, endorse and collect all checks made payable to the order of Seller representing any payment on account of the principal of or interest on any of the Purchased Mortgage Loans and to give full discharge for the same.

19.	Wire Instructions

(a) Any amounts to be transferred by Buyer to Seller hereunder shall be sent by wire transfer in immediately available funds to the account of Seller at:

Bank: The BanCorp

Account Name: Taberna Realty Holdings Trust

Acct. No.: 001-1-089433

ABA No.: 031 101 114

(b) Any amounts to be transferred by Seller to Buyer hereunder shall be sent by wire transfer in immediately available funds to the account of Buyer at:

Bank: Bank One

Acct: Bear Stearns MBS

Acct. No.: 5801230

ABA No.: 071-000-013

Attn.: Eileen Albus

Reference: Taberna

(c) Amounts received after 3:00 p.m., New York City time, on any Business Day shall be deemed to have been paid and received on the next succeeding Business Day.

20.	Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

21.	Non-assignability; Termination

(a) The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

(b) This Agreement and all Transactions outstanding hereunder shall terminate automatically without any requirement for notice on the date occurring one hundred eighty two (182) days after the date as of which this Agreement is entered into; provided, however, that this Agreement and any Transaction outstanding hereunder may be extended by mutual agreement of Buyer and Seller; and provided further, however, that no such party shall be obligated to agree to such an extension.

22.	Counterparts

This Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

23.	Governing Law

This Agreement shall be governed by the laws of the State of New York.

24.	No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to subparagraph 4(a) hereof will not constitute a waiver of any right to do so at a later date.

25.	Use of Employee Plan Assets

(a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b) Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c) By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

26.	Intent

(a) The parties intend and acknowledge that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Mortgage Loans subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

(b) It is understood that either party’s right to liquidate Mortgage Loans delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof, is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

27.	Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

(a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Federal Savings and Loan Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

BEAR STEARNS MORTGAGE CAPITAL CORPORATION		TABERNA REALTY HOLDINGS TRUST

By:	/s/ Illegible	By:	/s/ JACK SALMON
Title:		Title:	EVP & CHIEF FINANCIAL OFFICER
Date:		Date:	5/27/5

EXHIBIT A

REQUEST/CONFIRMATION

TO:	Taberna Realty Holdings Trust 1818 Market Street Philadelphia, Pennsylvania 19103 Attention: Jack Salmon

FROM:	Bear Stearns Mortgage Capital Corporation

DATE:	____________________

RE:	Request/Confirmation under Master Repurchase Agreement, dated as of May 31, 2005, between Bear Stearns Mortgage Capital Corporation and Taberna Realty Holdings Trust

Bear Stearns Mortgage Capital Corporation (“Buyer”) is pleased to confirm your sale and its purchase of the Mortgage Loans described below and listed on the attached Loan Schedule pursuant to the above-referenced Master Repurchase Agreement under the following terms and conditions:

	Additional	Aggregate

ORIG. PRINCIPAL AMOUNT OF MORTGAGE LOANS:	__________	__________

CURRENT PRINCIPAL AMOUNT OF MORTGAGE LOANS:	__________	__________

PURCHASE DATE:	__________	__________

REPURCHASE DATE: .	__________	__________

PURCHASE PRICE:	__________	__________

PRICING RATE:	__________	__________

MINIMUM REQUIRED MARGIN PERCENTAGE:	__________	__________

PRICE DIFFERENTIAL DUE DATE:	__________	__________

A-1

The Master Repurchase Agreement is incorporated by reference into this Request/Confirmation and made a part hereof as if it were fully set forth herein. All capitalized terms used herein but not otherwise defined shall have the meanings specified in the Master Repurchase Agreement.

BEAR STEARNS MORTGAGE CAPITAL CORPORATION

BY:
NAME:
TITLE:

A-2

EXHIBIT B

REPRESENTATIONS AND WARRANTIES

RELATING TO THE PURCHASED MORTGAGE LOANS

(i) The information with respect to each Mortgage Loan set forth in the related Loan Schedule is true and correct;

(ii) All documentation required to be delivered to the Custodian under the Custodial Agreement has been so delivered;

(iii) Each Purchased Mortgage Loan is a Mortgage;

(iv) Each mortgaged property is improved by a single (one-to-four) family residential dwelling;

(v) No Purchased Mortgage Loan has a loan-to-value ratio in excess of 100% and no more than 1% by original principal balance of the Purchased Mortgage Loan had loan-to-value ratios in excess of 80%;

(vi) Each Purchased Mortgage Loan is being serviced by Seller or a subservicer approved by Buyer in accordance with the terms of this Agreement;

(vii) The Note related to each Purchased Mortgage Loan bears a fixed or adjustable interest rate;

(viii) Each Mortgage is a valid and subsisting first lien of record (or is in the process of being recorded) on the mortgaged property subject to the exceptions to title set forth in the title insurance policy or attorney’s opinion of title, with respect to the related Mortgage Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

(ix) Immediately prior to the transfer and assignment of the Mortgage Loans by Seller to Buyer as contemplated by this Agreement, Seller held good and indefeasible title to, and was the sole owner of, each Mortgage Loan (including the related Note) conveyed by Seller subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in clause (ix) or other liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer of the Purchased Mortgage Loans as contemplated in this Agreement, Buyer will be the sole owner of each Purchased Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in paragraph (ix) or other liens which will be released simultaneously with such transfer;

(x) No Purchased Mortgage Loan is thirty (30) days or more delinquent;

(xi) There is no delinquent tax or assessment lien on any mortgaged property, and each mortgaged property is free of substantial, damage and is in good repair;

(xii) There is no valid and enforceable offset, defense or counterclaim to any Note or Mortgage, including the obligation of the related Mortgagor to pay the unpaid principal of or interest on such Note;

(xiii) There is no mechanics’ lien or claim for work, labor or material affecting any mortgaged property which is or may be a lien prior to, or equal with, the lien of the related Mortgage except those which are insured against by any title insurance policy referred to in paragraph (xvi) below;

(xiv) Each Purchased Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act (including the Riegle Community Development Act of 1994) and other consumer protection laws, usury, equal credit opportunity, disclosure and recording laws;

(xv) With respect to each Purchased Mortgage Loan either (a) an attorney’s opinion of title has been obtained but no title policy has been obtained or (b) a lender’s title insurance policy, issued in standard American Land Title Association form by a title insurance mortgagee authorized to transact business in the state in which the related mortgaged property is situated, in an amount at least equal to the original balance of such Purchased Mortgage Loan, subject only to exceptions of the character referred to in paragraph (ix) above, was effective on the date of the origination of such Mortgage Loan, and such policy is valid and thereafter such policy shall continue in full force and effect;

(xvi) The improvements upon each mortgaged property are covered by a valid and existing hazard insurance policy with a carrier generally acceptable to Seller that provides for fire and extended coverage representing coverage not less than the least of (A) the outstanding principal balance of the related Purchased Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the full insurable value of the mortgaged property;

(xvii) If any mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such mortgaged property with a carrier generally acceptable to Seller in an amount representing coverage not less than the least of (A) the outstanding principal balance of the related Purchased Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

(xviii) Each Mortgage and Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Purchased Mortgage Loan had full legal capacity to execute all documents relating to such Mortgage Loan and convey the estate therein purported to be conveyed;

(xix) Seller has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of Buyer in any insurance policies applicable to any Purchased Mortgage Loans transferred by Seller including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of Buyer;

(xx) No more than 20% of the aggregate original outstanding principal balance will be secured by mortgaged properties located within any single zip code area;

(xxi) Each original Mortgage was recorded or is in the process of being recorded, and all subsequent assignments of the original Mortgage have been delivered for recordation or have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from Seller or, if the Seller is registered with MERS, each assignment of the Mortgage has been listed with MERS;

(xxii) The terms of each Note and each Mortgage have not been impaired, altered or modified in any respect other than as approved by Buyer, except by a written instrument which has been recorded, if necessary, to protect the interest of Buyer and which has been delivered to the Custodian. The substance of any such alteration or modification is reflected on the related Loan Schedule;

(xxiii) Unless as approved by Buyer, the proceeds of each Purchased Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder; any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with; all costs, fees and expenses incurred in making or closing or recording such Mortgage Loans were paid;

(xxiv) The related Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

(xxv) No Purchased Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

(xxvi) Each mortgaged property is located in the state identified in the respective Loan Schedule and consists of one or more parcels of real mortgaged property with a residential dwelling erected thereon;

(xxvii) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Purchased Mortgage Loan in the event the related mortgaged property is sold without the prior consent of the mortgagee thereunder;

(xxviii) Any advances made after the date of origination of a Purchased Mortgage Loan have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the respective Loan Schedule; the consolidated principal amount does not exceed the original principal amount of the related Purchased Mortgage Loan; no Note permits or obligates Seller to make future advances to the related Mortgagor at the option of the Mortgagor;

(xxix) There is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property, nor is such a proceeding currently occurring, and each mortgaged property is undamaged by waste, fire, water, flood, earthquake or earth movement;

(xxx) All of the improvements which were included for the purposes of determining the appraised value of any mortgaged property lie wholly within the boundaries and building restriction lines of such mortgaged property, and no improvements on adjoining properties encroach upon such mortgaged property, and are stated in the title insurance policy and affirmatively insured;

(xxxi) No improvement located on or being part of any mortgaged property is in violation of any applicable zoning law or regulation; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each mortgaged property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such mortgaged property is lawfully occupied under the applicable law;

(xxxii) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the owner of the Mortgage Loan to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the related Mortgagor;

(xxxiii) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related mortgaged property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee’s sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption other than any applicable Mortgagor redemption rights available to the related Mortgagor which would materially interfere with the right to sell the related mortgaged property at a trustee’s sale or the right to foreclose the related Mortgage;

(xxxiv) There is no default, breach, violation or event of acceleration existing under any Mortgage or the related Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and Seller has not waived any default, breach, violation or event of acceleration;

(xxxv) No instrument of release or waiver has been executed in connection with any Purchased Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Custodian;

(xxxvi) Each Purchased Mortgage Loan was originated based upon a full appraisal, which included an interior inspection of the subject mortgaged property;

(xxxvii) No more than 20% of the aggregate original outstanding principal balance is secured by mortgaged properties that are non-owner occupied mortgaged properties (i.e., investor-owned and vacation);

(xxxviii) There do not exist any hazardous substances, hazard wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation on any mortgaged property;

(xxxix) Seller was properly licensed or otherwise authorized, to the extent required by applicable law, to originate or purchase each Purchased Mortgage Loan; and the consummation of the transactions herein contemplated, including, without limitation, the ownership of the Purchased Mortgage Loans by Buyer will not involve the violation of such laws;

(xl) With respect to each mortgaged property subject to a ground lease (i) the current ground lessor has been identified and all ground rents which have previously become due and owing have been paid; (ii) the ground lease term extends, or is automatically renewable, for at least five (5) years beyond the maturity date of the related Purchased Mortgage Loan; (iii) the ground lease has been duly executed and recorded; (iv) the amount of the ground rent and any increases therein are clearly identified in the lease and are for predetermined amounts at predetermined times; (v) the ground rent payment is included in the mortgagor’s monthly payment as an expense item in determining the qualification of the mortgagor for such Mortgage Loan; (vi) Buyer has the right to cure defaults on the ground lease; and (vii) the terms and conditions of the leasehold do not prevent the free and absolute marketability of the mortgaged property. The outstanding principal balance of Purchased Mortgage Loans with related mortgaged properties subject to ground leases does not exceed 5% of the aggregate original outstanding principal balance;

(xli) Seller has not received a notice of default of any Purchased Mortgage Loan secured by any mortgaged property which has not been cured by a party other than Seller;

(xlii) No Purchased Mortgage Loan is subject to a temporary rate reduction pursuant to a buydown program;

(xliii) No more than 10% of the aggregate original outstanding principal balance of the Purchased Mortgage Loans was originated under the originator’s non-income verification program; and

(xliv) None of the Mortgage Loans are (a) Mortgage Loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended, or (b) classified and/or defined, as a “high cost”, “threshold”, “predatory” or “covered” loan (or a similarly classified loan using different terminology under a law imposing additional legal liability for mortgage loans having high interest rates, points and/or fees) under any other applicable state, federal or local law. In addition to and notwithstanding anything to the contrary herein, no Mortgage Loan for which the Mortgaged Property is located in New Jersey is a Home Loan as defined in the Act that was made, arranged, or assigned by a person selling either a manufactured home or home improvements to the Mortgaged Property or was made by an originator to whom the Mortgagor was referred by any such seller.

EXHIBIT C

REPRESENTATIONS AND WARRANTIES

RELATING TO THE BANK OF AMERICA MORTGAGE LOANS

(i) Any defined terms used in the representations and warranties relating to the Bank of America Mortgage Loans that are not defined in this Agreement shall have the definition ascribed to them in the Bank of America Purchase Agreement.

(ii) The information set forth in the Loan Schedule is true, correct and complete in all material respects.

(iii) There are no defaults by the Seller, the Servicer or any prior originator in complying with the terms of the Mortgage, and all taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable.

(iv) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded in the applicable public recording office required by law or if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Buyer; the substance of any such waiver, alteration or modification has been approved by the insurer under the primary mortgage insurance policy, if any, and by the title insurer, to the extent required by the related policy, and is reflected on the related Loan Schedule. No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the primary mortgage insurance policy, if any, and by the title insurer, to the extent required by the policy, and which assumption agreement is a part of the Mortgage File and is reflected on the related Loan Schedule.

(v) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim, or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.

(vi) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer generally acceptable to FNMA and to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are provided for in the FNMA Guides as well as all additional requirements set forth herein, pursuant to an insurance policy conforming to the requirements of customary servicing procedures and providing coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged Property or (ii) the outstanding principal balance owing on the Mortgage Loan. All such insurance policies are in full force and effect and contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA or Freddie Mac. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.

(vii) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of the Mortgage Loans have been complied with. None of the Mortgage Loans are (i) a Mortgage Loan categorized as “Covered” pursuant to the Standard & Poor’s Glossary for File Format for LEVELS® Version 5.6, Appendix E, as revised from time to time and in effect on each related Purchase Date or (ii) a Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, as amended, (b) a “high cost home,” “threshold,” “covered” (excluding New Jersey “covered home loans” as that term is defined in clause (i) of the definition of that term under the New Jersey Home Ownership Security Act of 2002 (as amended) that were not originated between November 26, 2003 and July 7, 2004), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law or (c) a Mortgage Loan categorized as “High Cost” pursuant to the Standard & Poor’s Glossary for File Format for LEVELS® Version 5.6, Appendix E, as revised from time to time and in effect on each related Purchase Date. The Servicer maintains, and shall maintain, evidence of such compliance as required by applicable law or regulation and shall make such evidence available for inspection at the Servicer’s office during normal business hours upon reasonable advance notice.

(viii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received on or after the related Cut-off Date and prior to the related Purchase Date), and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. Neither the Seller nor the Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, and neither the Seller nor the Servicer has waived any default.

(ix) The Mortgage is a valid, existing, perfected and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property, free and clear of all adverse claims, liens and encumbrances having priority over the lien of the Mortgage, subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and either (A) specifically referred to in the lender’s title insurance policy, if any, delivered to the originator of the Mortgage Loan or (B) which do not adversely affect the Appraised Value of the Mortgaged Property and (iii) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has the full right to sell and assign the same to the Buyer.

(x) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and the Seller has taken all action necessary to transfer such rights of enforceability to the Buyer.

(xi) All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. Either the Mortgagor is a natural person or the related co-borrower or guarantor is a natural person.

(xii) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the mortgagee pursuant to the Mortgage Note or Mortgage.

(xiii) The Seller and all other parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

(xiv) (i) With respect to each Mortgage Loan, the Mortgage Loan is covered by an ALTA or CLTA lender’s title insurance policy, acceptable to FNMA or Freddie Mac, issued by a title insurer acceptable to FNMA or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (h)(i), (ii) and (iii) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any adjustable rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage interest rate or monthly payment, (ii) with respect to certain refinanced Mortgage Loans, a title search has been doing showing no lien (other than the exceptions contained in (h)(i), (ii) or (iii) above) on the related Mortgaged Property senior to the lien of the Mortgage [or (iii) in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where title insurance policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received.] For each Mortgage Loan covered by a title insurance policy, (i) the Seller and its successors and assigns are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Buyer and its assigns without any further act and (ii) no claims have been made under such lender’s title insurance policy, and the Seller has not done, by act or omission, anything which (n) Other than Mortgage Loans delinquent fewer than thirty (30) days as of the related Cut-off Date, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and neither the Seller nor the Servicer has waived any default, breach, violation or event permitting acceleration.

(xv) There are no mechanics’ or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

(xvi) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

(xvii) The Mortgage Loan was originated by a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD.

(xviii) Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loans identified on the related Loan Schedule have an original term to maturity of not more than thirty (30) years, with interest payable in arrears on the first day of the month. As to each Adjustable Rate Mortgage Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down as provided in the Mortgage Note; provided, however, that the Mortgage Interest Rate will not increase or decrease by more than the Initial Rate Cap on the first Adjustment Date or the Periodic Rate Cap on any subsequent Adjustment Date, and will in no event exceed the Lifetime Rate Cap. Each Mortgage Note evidencing a Mortgage Loan other than an Adjustable Rate Mortgage Loan requires a Monthly Payment which is sufficient to amortize the original principal balance fully over the original term thereof and to pay interest at the related Mortgage Interest Rate. Each Mortgage Note evidencing an Adjustable Rate Mortgage Loan requires a Monthly Payment which is sufficient (i) during the period prior to the first adjustment to the Mortgage Interest Rate, to amortize the original principal balance fully over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (ii) during the period following each Adjustment Date, to amortize the outstanding principal balance fully as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate. No Mortgage Note evidencing an Adjustable Rate Mortgage Loan permits negative amortization. Interest on the Mortgage Note is calculated on the basis of a 360-day year consisting of twelve 30-day months.

(xix) There is no proceeding pending or, to the Seller’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is not subject to material damage by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, that affects materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

(xx) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. To the best of the Seller’s knowledge, following the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

(xxi) The Mortgage Note and Mortgage are on forms acceptable to FNMA or Freddie Mac.

(xxii) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (h) above.

(xxiii) The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to FNMA or Freddie Mac and such appraisal complies with the requirements of FIRREA, and, to the extent required in the Underwriting Guidelines with respect to mortgage loans of the same type as the Mortgage Loan, was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

(xxiv) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are of will become payable by the Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(xxv) The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation, balloon payment or other contingent interest feature, nor does it contain any “buydown” provision which is currently in effect.

(xxvi) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(xxvii) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinanced Mortgage Loan and has acknowledged receipt of such materials to the extent required by applicable law and such documents will remain in the Mortgage File.

(xxviii) No Mortgage Loan has an LTV at origination in excess of 95%. Each Mortgage Loan with an LTV at origination in excess of 80% will be subject to a Primary Mortgage Insurance Policy, issued by an insurer acceptable to FNMA or Freddie Mac at the time of origination, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property as required by FNMA. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until the LTV of such Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium. No Mortgage Loan requires payment of such premiums, in whole or in part, by the Buyer.

(xxix) The Mortgaged Property is lawfully occupied under applicable law, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

(xxx) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(xxxi) All payments required to be made prior to the related Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made, the Mortgage Loan has not been dishonored, there are no material defaults under the terms of the Mortgage Loan and no Mortgage Loan has been more than thirty (30) days delinquent more than once in the twelve month period immediately prior to the related Cut-off Date.

(xxxii) None of the Seller, the Servicer or any prior originator or servicer has advanced funds, or induced, solicited or knowingly received any advance from any party other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan.

(xxxiii) With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File except for the documents which have been delivered to the Buyer or which have been submitted for recording and not yet returned.

(xxxiv) Immediately prior to the payment of the related Purchase Price, the Seller was the sole owner and holder of the Mortgage Loans and the indebtedness evidenced by the Mortgage Note. The Mortgage Loans, including the Mortgage Note and the Mortgage, were not assigned or pledged by the Seller and the Seller had good and marketable title thereto, and the Seller had full right to transfer and sell the Mortgage Loans to the Buyer free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans. Following the sale of the Mortgage Loans, the Buyer will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to monitor, possess and control the Mortgage Loan except in connection with the servicing of the Mortgage Loan by the Servicer as set forth in this Agreement. After the related Purchase Date, neither the Seller nor the Servicer will have any right to modify or alter the terms of the sale of the Mortgage Loans and neither the Seller nor the Servicer will have any obligation or right to repurchase the Mortgage Loans, except as provided in this Agreement or as otherwise agreed to by the Seller, the Servicer and the Buyer.

(xxxv) Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to FNMA and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(xxxvi) The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

(xxxvii) The Mortgaged Property is located in the state identified in the related Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any condominium project or planned unit development generally conforms with the Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home, manufactured dwelling or cooperative.

(xxxviii) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets FNMA or Freddie Mac eligibility requirements for sale to FNMA or Freddie Mac, as the case may be, or is located in a condominium or planned unit development project which has received FNMA or Freddie Mac project approval or as to which FNMA’s and Freddie Mac’s eligibility requirements have been waived.

(xxxix) The Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien, residential mortgage loans owned by it which were available for inclusion in the Mortgage Loans.

(xl) Each Mortgage Loan is a “qualified mortgage” within Section 860G(a)(3) of the Code.

(xli) With respect to each Mortgage where a lost note affidavit has been delivered in place of the related Mortgage Note, the related Mortgage Note is no longer in existence. Each such lost note affidavit is substantially in the form attached hereto as Exhibit 4.

(xlii) No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to the Mortgage Loan has taken place on the part of the Seller, the Servicer or, to the best of the Seller’s knowledge, any other originator or servicer or the Mortgagor or on the part of any other party involved in the origination of the Mortgage Loan.

(xliii) The origination practices used by the Seller and the collection and servicing practices used by the Servicer with respect to each Mortgage Loan have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry and the collection and servicing practices used by the Servicer have been acceptable to FNMA and Freddie Mac.

(xliv) As of the date of origination of the Mortgage Loan, the Mortgagor was not in bankruptcy and was not insolvent; as of the Purchase Date, the Seller has not received any notice that the Mortgagor was in bankruptcy or was insolvent and neither the Seller nor the Servicer has any knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or materially adversely affect the value or the marketability of the Mortgage Loan.

(xlv) The Mortgagor has not notified the Seller or the Servicer, and neither the Seller nor the Servicer has knowledge of any relief requested by the Mortgagor under the Servicemembers Civil Relief Act.

(xlvi) No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property.

(xlvii) There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller or the Servicer is aware in which compliance with any environmental law, rule or regulation is an issue and, to the Seller’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.

(xlviii) No action, inaction, or event has occurred and no state of affairs exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, Primary Mortgage Insurance Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or the Servicer or any designee of the Seller or the Servicer or any corporation in which the Seller, the Servicer or any officer, director, or employee of the Seller or the Servicer had a financial interest at the time of placement of such insurance.

(xlix) With respect to any ground lease to which a Mortgaged Property may be subject: (A) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (B) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (C) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the related Purchase Date; (D) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate; (E) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (F) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (G) the lessor under such ground lease has satisfied any repair or construction obligations due as of the related Purchase Date pursuant to the terms of such ground lease; (H) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; and (I) the term of such lease does not terminate earlier than the maturity date of the Mortgage Note.

(l) With respect to escrow deposits and payments that the Servicer is entitled to collect, all such payments are in the possession of, or under the control of the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any

Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.

(li) There is no Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia.

(lii) No proceeds from any Mortgage Loan were used to finance single premium credit insurance policies.

(liii) No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan; No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan

(liv) Any Mortgage Loan with a Mortgaged Property in the State of Illinois complies with the Illinois Interest Act.

(lv) With respect to any Mortgage Loan originated on or after August 1, 2004 and underlying the security, neither the related Mortgage nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

(lvi) The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to the FNMA Selling Guide and that for each Mortgage Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

(lvii) Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of FNMA’s Selling Guide.

EXHIBIT D

REPRESENTATIONS AND WARRANTIES RELATING TO THE

COUNTRYWIDE MORTGAGE LOANS

Any defined terms used in the representations and warranties relating to the Countrywide Mortgage Loans that are not defined in this Agreement shall have the definition ascribed to them in the Countrywide Purchase Agreement.

(i) The information set forth in each Mortgage Loan Schedule is complete, true and correct in all material respects;

(ii) All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan has been more than 30 days delinquent at any time in the twelve months prior to the related Closing Date. The first Monthly Payment shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

(iii) There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(iv) The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

(v) The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(vi) Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of Section 4.10. All individual insurance policies contain a standard mortgagee clause naming the mortgagee and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The mortgagee has not engaged in, and has no knowledge of the Mortgagor’s or any Subservicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including without limitation, no unlawful fee, unlawful commission, unlawful kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the mortgagee;

(vii) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with;

(viii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Themortgagee has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the mortgagee waived any default resulting from any action or inaction by the Mortgagor;

(ix) The Mortgaged Property is a fee simple property located in the state identified in the related Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided, however, that any condominium project or planned unit development shall conform with the mortgagee’s Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes;

(x) The Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(xi) the lien of current real property taxes and assessments not yet due and payable;

(xii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

(xiii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

(xiv) Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the mortgagee has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(xv) The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud was committed by the Mortgagee, or to the Mortgagee’s knowledge by any other person including the Mortgagor, in connection with the origination or servicing of the Mortgage Loan. The mortgagee has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

(xvi) The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(xvii) The mortgagee is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the mortgagee has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(xviii) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(xix) Any Mortgage Loan with an LTV over 80% has a PMI Policy insuring, as to payment defaults, the excess LTV over 71% (or such other percentage as stated in the related Confirmation) of the Appraised Value until the LTV of such Mortgage Loan is reduced to 80%. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith; provided, that, with respect to LPMI Loans, the mortgagee is obligated thereunder to maintain the LPMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any insurance premium excluded any premium for the LPMI Policy;

(xx) The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to FNMA or Freddie Mac, issued by a title insurer acceptable to FNMA or Freddie

Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the mortgagee, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent that a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Section 3.02. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The mortgagee is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including the mortgagee, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the mortgagee;

(xxi) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the mortgagee nor its predecessors have waived any default, breach, violation or event of acceleration;

(xxii) There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(xxiii) All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(xxiv) The Mortgage Loan was originated by either i) the mortgagee, which is a FNMA-approved, FHLMC-approved and HUD-approved mortgage banker, or ii) an entity that is a FNMA-approved, FHLMC-approved and HUD-approved mortgage banker, or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or state authority. The interest rate on the related Mortgage Note is adjusted annually in the case of Treasury Rate Mortgage Loans and LIBOR

Mortgage Loans on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin, subject to the Initial Rate Cap, Periodic Rate Cap and the Lifetime Mortgage Interest Rate Cap as set forth in the Mortgage Note. The Mortgage Interest Rate for a 5/1 ARM Mortgage Loan and a 3/1 ARM Mortgage Loan is adjusted annually commencing from and after the sixtieth Monthly Payment and the thirty-sixth Monthly Payment, respectively, in the same manner as a Treasury Rate Mortgage Loan and LIBOR Mortgage Loan, provided, however, that the Periodic Rate Cap does not apply to the initial Interest Rate Adjustment Date for such 5/1 ARM Mortgage Loan (the Initial Rate Cap does apply). The Mortgage Note is payable each month in monthly installments of principal and interest, with interest in arrears, and requires Monthly Payments sufficient to amortize the original principal balance of the Mortgage Loan over a term of no more than 30 years. Each Convertible Mortgage Loan contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed-rate mortgage loan at any time between the first and fifth anniversary of the origination of the Mortgage Loan. No Mortgage Loan has a provision for negative amortization;

(xxv) The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(xxvi) The Mortgage Loan was underwritten in accordance with the mortgagee’s Underwriting Guidelines in effect at the time the Mortgage Loan was originated;

(xxvii) As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence;

(xxviii) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

(xxix) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchasers to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxx) The mortgagee has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(xxxi) The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered for the Mortgage Loan by the mortgagee under this Agreement as set forth in Exhibit C attached hereto have been delivered to the Custodian. The mortgagee is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit B, except for such documents the originals of which have been delivered to the Custodian;

(xxxii) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets mortgagee’s Underwriting Guidelines with respect to such condominium or planned unit development;

(xxxiii) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xxxiv) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagor thereunder;

(xxxv) The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the mortgagee, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(xxxvi) Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to FNMA and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(xxxvii) There is no proceeding pending or, to the best of the mortgagee’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended; and

(xxxviii) The origination, servicing and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the mortgagee and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds, is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the mortgagee have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

(xxxix) The Mortgage File contains an appraisal of the related Mortgage Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the mortgagee, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of FNMA, Freddie Mac or Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(xl) The Mortgagor has not notified the mortgagee, and the mortgagee has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers’ and Sailors’ Civil Relief Act of 1940;

(xli) The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. To the best of the mortgagee’s knowledge, there is no pending action or proceeding directly involving any Mortgaged Property of which the mortgagee is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the mortgagee’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

(xlii) No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

(xliii) The mortgagee has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser; No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the mortgagee or any designee of the mortgagee or any corporation in which the mortgagee or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(xliv) The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with FNMA guidelines for such trusts.

(xlv) None of the Mortgage Loans are classified as No Mortgage Loan is classified as a “high cost” mortgage loan under the Home Ownership and Equity Protection Act of 1994, as amended, nor is any Mortgage Loan a “high cost home,” “covered,” “high risk home” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or any other statute or regulation providing assignee liability to holders of such mortgage loans.

(xlvi) None of the Mortgage Loans are simple interest Mortgage Loans.

(xlvii) None of the proceeds of the Mortgage Loan were used to finance single-premium credit life insurance policies.

(xlviii) Each Mortgage Loan has a life of loan, transferable real estate Tax Service Contract and such contract is assignable without penalty, premium or cost to the Purchaser;

(xlix) Each Mortgage Loan has a life of loan, transferable flood certification contract with a Approved Flood Certification Provider and such contract is assignable without penalty, premium or cost to the Purchaser;

(1) Each Mortgage Loan has a non-zero FICO score;

(li) With respect to each Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable and will be enforced by the mortgagee, and each prepayment penalty in permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated. Except as otherwise set forth in the related Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a prepayment fee, such prepayment fee is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan; and

(lii) Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the mortgagee, or is in the process of being recorded;

(liii) If the Mortgaged Property is subject to a ground lease or any other type of leasehold interest, the ground lease or other leasehold interest exceeds the remaining term of the related Mortgage Loan.

(liv) No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is secured by Mortgaged Property located in the State of Georgia.

(lv) No Mortgage Loan originated on or after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act.

(lvi) With respect to each Mortgage Loan, accurate and complete information regarding the borrower credit files related to such Mortgage Loan has been furnished on a monthly basis to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the applicable implementing regulations.

EXHIBIT E-l

FORM OF OPINION OF COUNSEL

as of May 31, 2005

Bear Stearns Mortgage Capital Corporation

383 Madison Avenue

New York, NY 10179

Re:	Taberna Realty Holdings Trust

Dear Ladies and Gentlemen:

We have acted as special counsel to Taberna Realty Holdings Trust, a Maryland business trust (the “Seller”), in connection with the Master Repurchase Agreement, dated as of May 31, 2005 (the “Repurchase Agreement”), between the Seller and Bear Stearns Mortgage Capital Corporation (the “Buyer”). Our opinion is being delivered to you at the Seller’s request pursuant to Section 16 of the Repurchase Agreement. Terms used but not defined in this letter have the meanings ascribed to them in the Repurchase Agreement.

In rendering the opinions expressed below, we have examined executed originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary, including executed counterparts of the Repurchase Agreement and the Custodial Agreement, dated May 31, 2005, among the Seller, the Buyer and Wells Fargo Bank, N.A., as custodian (the “Custodial Agreement”).

In examining all such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us purporting to be originals, and the conformity to the respective originals of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

As to factual matters upon which this opinion is based, we have relied upon certificates and written statements (including the representations made in the Repurchase Agreement) of officers, trustees and employees and other representatives of the Seller and the Buyer, and, other than with respect to the. parties’ obligations specified in paragraph 2 below, the due performance by the parties of their respective obligations set forth in the Repurchase Agreement and the Custodial Agreement, and as to the good standing of the Seller in Maryland, upon certificates of appropriate government officials in that state.

When an opinion set forth below refers “to our knowledge,” and similar expressions as used herein, it is limited to the actual knowledge of the attorneys of this firm involved in the representation of the Seller in connection with the Repurchase Agreement and, except as set forth herein, without any independent investigation undertaken for purposes of this opinion.

Bear Stearns Mortgage Capital Corporation

as of May 31, 2005

Based on and subject to the foregoing, the qualifications and assumptions set forth herein and such examination of law as we have deemed necessary, we are of the opinion that:

1. The Seller is duly organized and validly existing as a trust in good standing under the laws of the State of Maryland and has power and authority to enter into and perform its obligations under the Repurchase Agreement and the Custodial Agreement.

2. The Repurchase Agreement and the Custodial Agreement have each been duly authorized, executed and delivered by the Seller, and each constitutes a valid and legally binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject, as to enforcement, to (i) bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights generally, including, without limitation, applicability relating to or affecting creditors’ rights generally, including, without limitation, applicable fraudulent conveyance and transfer laws, and (ii) to general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding at law or in equity.

3. No consent, approval, authorization or order of any New York or federal court or government agency or body is required to be obtained by the Seller for the consummation of the transactions contemplated by the Repurchase Agreement or the Custodial Agreement.

4. The consummation of any of the transactions contemplated by the Repurchase Agreement and the Custodial Agreement will not conflict with, result in a breach of, or constitute a default under the articles of incorporation or bylaws of the Seller or the terms of any indenture or other agreement or instrument known to us to which the Seller is party or bound, or any order known to such counsel to be applicable to the Seller or any regulations applicable to the Seller, of any New York or federal court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Seller.

5. To our knowledge, there is no pending or threatened action, suit or proceeding before any New York or federal court or governmental agency, authority or body or any arbitrator involving the Seller or relating to the transaction contemplated by the Repurchase Agreement or the Custodial Agreement which, if adversely determined, would have a material adverse effect on the Buyer.

The opinions set forth in this letter relate only to the federal laws of the United States of America, the laws of the State of New York and the Maryland General Corporation Law. We express no opinion with respect to the requirements of, or compliance with, any state securities or blue sky laws.

This opinion is based upon the law as in effect and the facts known to us on the date of this letter. We have not undertaken to advise you of any subsequent changes in the law or of any facts that may come to our attention after the date of this letter.

Bear Stearns Mortgage Capital Corporation

as of May 31, 2005

This letter is given solely for your benefit and may not be relied upon by any other person for any purpose without our prior written consent in each instance, except that this letter may be relied upon by any person that purchases the Mortgage Loans from the Buyer in a repurchase transaction.

Very truly yours,

EXHIBIT E-2

FORM OF OPINION OF COUNSEL

As of May 31, 2005

Bear Steams Mortgage Capital Corporation

383 Madison Avenue

New York, New York 10179

Re: Taberna Realty Holdings Trust

Ladies and Gentlemen:

We have acted as special counsel to Taberna Realty Holdings Trust (the “Seller”), a Maryland business trust, in connection with the preparation, execution and delivery of (i) the Master Repurchase Agreement, dated as of May 31, 2005 (the “Repurchase Agreement”), between Bear Steams Mortgage Capital Corporation (the “Buyer” and the Seller and (ii) the Custody Agreement, dated May 31, 2005 (the “Custody Agreement” and together with the Repurchase Agreement, the “Agreements”) among the Seller, the Buyer and Wells Fargo Bank, N.A., as Custodian (the “Custodian”). Our opinion is being delivered to you at the Seller’s request pursuant to Section 16 of the Repurchase Agreement. Terms used but not defined in this letter have the meanings ascribed to them in the Repurchase Agreement.

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction of the Agreements, and such other documents and records as we have deemed appropriate. Reference herein to the “NYUCC” shall mean the Uniform Commercial Code as in effect in the State of New York. The Notes are sometimes referred to herein as the Collateral.

We have assumed the genuineness and authenticity of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. We have assumed (a) the due authorization, execution, delivery and recordation of all agreements referred to herein for which such action is a prerequisite to the effectiveness thereof, (b) that each of the parties executing such agreements has the legal power to act in its respective capacity or capacities in which it is to act thereunder, and (c) that each such agreement is a legal, valid and binding agreement of each of the parties thereto, enforceable against each such party in accordance with its terms. We have assumed that there has been no amendment, supplement or other modification to any such agreements. We have assumed that each party to any such agreement has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it. We have assumed and have not verified the accuracy as to the factual matters of the representations and warranties in each of such agreements by each of the parties thereto. We have assumed that the parties to the Agreements will comply with all the terms thereof. We have not searched, or caused a search to be made of, the records of any jurisdiction for Uniform Commercial Code or other filings.

We have also reviewed such questions of law as we have considered necessary for purposes of the opinions expressed herein.

Bear Stearns Mortgage Capital Corporation

Based on the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1. To the extent the NYUCC is applicable and each Note constitutes an “instrument” (as such term is defined in Section 9-102(a)47 of the NYUCC), the Agreements will create, in favor of the Custodian, for the benefit of the Buyer, a valid security interest in the Seller’s right, title and interest in the Notes and, upon delivery of the certificates representing the Notes duly endorsed in the name of the Custodian or in blank (or accompanied by an appropriate note power or separate document of assignment duly endorsed in the name of the Custodian or in blank) to the Custodian in the State of New York, the Custodian, for the benefit of the Buyer, will have a valid and perfected first-priority security interest in the Seller’s right, title and interest in the Notes.

2. The Custodian’s security interest for the benefit of the Buyer in the Seller’s rights in the Note will continue in the proceeds of the Note to the extent and subject to the limitations set forth in Section 9-315 of the NYUCC.

The opinions rendered herein are subject to the following assumptions and qualifications:

(i)	We assume that “value” (within the meaning of Section 9-203 of the NYUCC) has been given for the security interest of the Custodian in the Collateral and the purchase price of each Note was paid.

(ii)	We assume that immediately prior to the Seller’s grant to the Custodian of the lien on and security interest in the Collateral, the Seller had sufficient “rights” (within the meaning of Section 9-203 of the NYUCC) therein for the security interest in such Collateral to attach, and we express no opinion as to the nature or extent of the Seller’s right, title or interest in the Collateral.

(iii)	We assume that the Custodian and the Seller are acting in good faith and without notice or knowledge of any “adverse claims” (within the meaning of Sections 8-105 and 8-102(a)(1) of the NYUCC), liens or encumbrances.

(iv)	We assume that the Collateral has been delivered to the Custodian and has been endorsed in order to transfer all right, title and interest of the Seller in and to the Collateral, and such endorsement is sufficient to effect the assignment and transfer thereof to the Custodian.

(v)	We assume that the Collateral will be continuously maintained in the possession of the Custodian in the State of New York and that the proceeds thereof constitute identifiable cash proceeds so maintained; we call to your attention that the perfection and the effect of perfection and non-perfection of the security interest of the Custodian, may be governed by laws other than the laws of the State of New York to the extent that Collateral becomes located in a jurisdiction other than the State of New York.

(vi)	We note that Section 552 of the Federal Bankruptcy Code (to the extent, if any, that it is applicable to the Seller) limits the extent to which property acquired by the Seller after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from the Agreements.

(vii)	We express no opinion with respect to the perfection of any item of Collateral (of of any asset which is not Collateral as defined herein) other than as expressly set forth herein.

Bear Stearns Mortgage Capital Corporation

(viii)	We express no opinion with respect to the priority of the security interest of the Custodian against any of the following:

(A)	the rights of a holder in due course or a protected purchaser of instruments, documents, and securities who is entitled to priority under Section 9-330 or 9- 331 of the NYUCC;

(B)	a security interest perfected by taking possession or the taking of delivery under Section 9-313 or by control under Section 9-314 of the NYUCC, to the extent the Custodian does not have possession, delivery or control.

(ix)	Our opinions are limited to Articles 8 and 9 the NYUCC, and such opinions do not address (A) laws of jurisdictions other than the State of New York or (B) whether a court other than a court of the State of New York (or a Federal court sitting in the State of New York and applying New York law) would apply New York law under Sections 9-305 or 8-110 of the NYUCC or otherwise.

(x)	Our opinions do not address liens, claims or interests that may arise by operation of, or pursuant to, laws other than the UCC (such as, without limitation, a lien, claim or encumbrance in favor of the United States of America or any State, or any agency or instrumentality of either of them, or any other governmental entity, including, without limitation, Federal tax liens, liens arising under the Employee Retirement Income Security Act of 1974, as amended, and claims given priority pursuant to 31 U.S.C. §3713).

(xi)	Our opinions set forth above are also subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity (whether considered in a proceeding in equity or at law), and to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

This opinion is limited to the laws of the State of New York, and we express no opinion herein as to any matters governed by any laws other than the laws of the State of New York.

This letter is given solely for your benefit and may not be relied upon by any other person for any purpose without our prior written consent in each instance, except that this letter may be relied upon by any person that purchases the Mortgage Loans from the Buyer in a repurchase transaction.

Very truly yours,